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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF GLENAYRE

The following subsidiaries are wholly-owned, directly or indirectly, by Glenayre as of December 31, 2003:

          Name of Subsidiary                   Jurisdiction of Incorporation
----------------------------------------       -----------------------------
Glenayre Electronics, Inc.                     Colorado, U.S.A.
Glenayre Manufacturing Ltd.                    Canada
Glenayre Electronics Singapore PTE Ltd.        Singapore
Glenayre Electronics (UK) Limited              United Kingdom
Glenayre Digital Systems, Inc.                 North Carolina, U.S.A.
Glenayre de Mexico S.A. de C.V.                Mexico
Glenayre Administracion, S.A. de C.V.          Mexico
Glenayre Electronics South America Ltda.       Brazil
Glenayre Electronics Europe B.V.               Netherlands
Glenayre Electronics (Hong Kong) Limited       Hong Kong
Glenayre Electronics Philippines, Inc.         Philippines
Glenayre Electronics (Korea) Limited           Korea
Glenayre Electronics Middle East LLC           United Arab Emirates
Glenayre (India) Private Limited               India
Glenayre Electronics (Beijing) Co., Ltd.       China
Glenayre Electronics (Proprietary) Limited     South Africa
Glenayre.Net, Inc.                             California, U.S.A.
Nihon Glenayre Electronics K.K.                Japan
GTI Acquisition Corp.                          Delaware, U.S.A.
Open Development Corporation                   Delaware, U.S.A.
Wireless Access, Inc.                          California, U.S.A.

The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

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